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                                                                     EXHIBIT 4.1


                      AMENDMENT TO SECURITY AGREEMENT AND
                      -----------------------------------
                       AGREEMENT NOT TO EXERCISE OPTIONS
                       ---------------------------------

          THIS AMENDMENT TO SECURITY AGREEMENT AND AGREEMENT NOT TO EXERCISE OPTIONS (the "Amendment") is made as of June 21, 2001 by and between Robert Stemmler, an individual, ("Debtor"), and IMPCO Technologies, Inc., a Delaware corporation ("Secured Party" or "IMPCO").

                                   RECITALS
                                   --------

          WHEREAS, Debtor and Secured Party have heretofore entered into a Security Agreement and Agreement Not to Exercise Options dated March 15, 2001 (the "Agreement"); and

          WHEREAS, Debtor and Secured Party wish to amend the Agreement in the manner set forth in this Amendment.

          NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Debtor and Secured Party hereby agrees as follows:

          1. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

          2. The Agreement is hereby amended by adding a new paragraphs 2(d) and 2(e) which shall read as follows:

          "(d)  Securities Account, Securities Entitlements, Financial Assets,
                --------------------------------------------------------------
and Credit Balances Therein.  Account No. ________ at Robertson Stephens, Inc.
----------------------------
(the "RS Account"), all securities entitlements, financial assets, and credit balances (including without limitation stock in Impco) therein.

          "(e) All proceeds from variable liquidity contracts (the "VLC Contracts") executed by Debtor with Fleet National Bank and all other derivative instruments executed by Debtor with respect to securities entitlements and financial assets in the RS Account, whether with Fleet National Bank or another counterparty.

          3. Except as otherwise expressly set forth herein, the Agreement shall remain in full force and effect and unmodified.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on and as of the day and year first above written.


                              DEBTOR:


                              __________________________________
                              Robert Stemmler, an individual


                              Address:  10132 Squires Circle
                                        Villa Park, California 92861
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                              SECURED PARTY:

                              IMPCO TECHNOLOGIES, INC.,
                              a Delaware corporation

                              By:_______________________________
                              Name:   Brian Olson
                              Title:  Chief Financial Officer


                              Address:  16804 Gridley Place
                                        Cerritos, California 90702